SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 22, 2008

MSGI SECURITY SOLUTIONS, INC.
(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02. Unregistered Sales of Equity Securities

Exchange Agreement. On August 22, 2008, MSGI Security Solutions Inc. (OTCBB: MSGI) (“MSGI”) entered into an Exchange Agreement with Enable Growth Partners LP (“Enable”), an existing institutional investor of MSGI and holder of 100% of MSGI’s Series H Convertible Preferred Stock (the “Series H Preferred”), pursuant to which MSGI shall retire all outstanding shares of the Series H Preferred, 5,000,000 warrants (the “Warrants”) exercisable for shares of common stock, par value $0.01 per share, of MSGI (“Common Stock”) and put options exercisable for 5,000,000 shares of Common Stock (the “Options”). Enable Growth Partners recently acquired the Series H Preferred, Warrants and Options pursuant to a private transaction with third parties.

In exchange for the retirement and/or redemption of the Series H Preferred, Warrants and Options, pursuant to the Exchange Agreement with Enable, MSGI issued Enable an 8% Secured Convertible Debenture due May 21, 2010 in the principal amount of $4,000,000 (the “Debenture”), a $1,000,000 cash redemption payment (the “Redemption Payment”) and transferred to Enable warrants to purchase up to, in the aggregate, 20,000,000 shares of the common stock of Current Technology Corporation (OTCBB: CRTCF) (the “Current Technology Warrants”). The Redemption Payment was paid by MSGI from the proceeds of various blocked control accounts maintained in connection with the original issuance of the Series H Preferred. The balance of the funds held in such blocked control accounts has been released to MSGI for working capital purposes.

The exchange of the Series H Preferred, Warrants and Options for the Debenture, Redemption Payment and Current Technology Warrants (the “Exchange”) was consummated pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

In connection with the Exchange Agreement and the Debenture, MSGI and two of its subsidiaries, Future Developments America, Inc. and Innalogic, LLC (collectively, the “Subsidiaries”), entered into a Security Agreement and a Subsidiary Guarantee Agreement, whereby MSGI and the Subsidiaries, respectively, granted Enable a first priority security interest in certain property of MSGI and each of the Subsidiaries to secure the prompt payment, performance and discharge in full of all of MSGI’s obligations under the Debenture and the Subsidiaries’ obligations under the Subsidiary Guarantee Agreement.

The forms of the Debenture, Exchange Agreement, Security Agreement and Subsidiary Guarantee Agreement are attached hereto as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, and each is incorporated herein by reference. The description in this Report on Form 8-K of the Debenture, Exchange Agreement, Security Agreement and Subsidiary Guarantee Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Debenture, Exchange Agreement, Security Agreement and Subsidiary Guarantee Agreement which are attached as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Debenture. The Debenture requires quarterly payments of interest on the aggregate unconverted and then outstanding principal amount of the Debenture. The Debenture may be converted, in whole or in part (subject to certain beneficial ownership limitations), at the option of the holder, into Common Stock at a fixed conversion rate equal to $0.50 per share (the “Conversion Price”). The conversion Price is adjustable for stock dividends or distributions, stock splits, combinations, divisions or reclassifications as well as in the event of certain subsequent sales of equity and subsequent rights offerings or distributions.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

4.1	Form of 8% Secured Convertible Debenture due May 21, 2010
10.1	Form of Exchange Agreement
10.2	Form of Security Agreement
10.3	Form of Subsidiary Guarantee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: August 27, 2008	By:	/s/ Richard J. Mitchell, III
Name: Richard J. Mitchell, III
Title: Chief Accounting Officer